As filed with the Securities and Exchange Commission on September 22, 2017

Registration No. 333-220381

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
Amendment No. 1 to
Form S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_______________________________

TripBorn, Inc.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	4700	27-2447426
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

TripBorn, Inc.
812, Venus Atlantis Corporate Park
Near Prahalad Nagar Garden, Satellite
Ahmedabad, Gujarat, India 380 015
(91) 79 40191914
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Deepak Sharma
President and Chief Executive Officer
812, Venus Atlantis Corporate Park
Near Prahalad Nagar Garden, Satellite
Ahmedabad, Gujarat, India 380 015
(91) 79 40191914
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James M. Jenkins, Esq.
Alexander R. McClean, Esq.
Harter Secrest & Emery LLP
1600 Bausch & Lomb Place
Rochester, New York 14604
(585) 232-6500

_______________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.0001 par value per share (1)	13,080,292	$0.30	$3,924,087.60	$455(3)

(1)
In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

(2)	Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

TripBorn, Inc. is filing this Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-1 (No. 333-220381) (the “Registration Statement”) to file certain exhibits to the Registration Statement as indicated on the Index to Exhibits.  Accordingly, this Amendment consists only of the facing page, this explanatory note, the signature page to the Registration Statement, the Index to Exhibits and the filed exhibits.  Parts I and II of the Registration Statement are unchanged and have therefore been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ahmedabad, in the State of Gujarat, on this 22nd day of September, 2017.

TRIPBORN, INC.

By:	/s/ Deepak Sharma
Deepak Sharma
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Deepak Sharma	President, Chief Executive Officer and Director	September 22, 2017
Deepak Sharma	(Principal Executive Officer)

/s/ Richard J. Shaw	Chief Financial Officer	September 22, 2017
Richard J. Shaw	(Principal Financial Officer)

/s/ Sachin Mandloi	Vice President and Director	September 22, 2017
Sachin Mandloi

INDEX TO EXHIBITS

Exhibit Number		Description
2	.1#
Stock Purchase Agreement, dated as of December 8, 2015 among PinstripesNYC, Inc., Arna Global LLC and Maxim Kelyfos, LLC, incorporated herein by reference from Exhibit 2.1 to the Company’s Registration Statement on Form S-1 (File No. 333-210821) filed on April 18, 2016.

2	.2#
Share Transfer Agreement, dated December 14, 2015 between PinstripesNYC, Inc. and Sachin Kamalkishore Mandloi, incorporated herein by reference from Exhibit 2.2 to the Company’s Registration Statement on Form S-1 (File No. 333-210821) filed on April 18, 2016.

3	.1#	Certificate of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-210821) filed on April 18, 2016.
3	.2#
Certificate of Amendment to the Certificate of Incorporation, incorporated herein by reference from Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-210821) filed on April 18, 2016.

3	.3#	Amended and Restated Bylaws, incorporated herein by reference from Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 333-210821) filed on April 18, 2016.
4	.1#	Form of Common Stock Certificate, incorporated herein by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-210821) filed on April 18, 2016.
4	.2#	Form of 10% convertible notes due March 7, 2019, incorporated herein by reference from Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-210821) filed on April 18, 2016.
4	.3#	Form of 6% convertible notes due February 8, 2019, incorporated herein by reference from Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 333-210821) filed on April 18, 2016.
5.1		Legal Opinion of Harter Secrest & Emery LLP.
10	.1#
Software Agreement, effective as of December 16, 2015, between Arna Global LLC and TripBorn, Inc., incorporated herein by reference from Exhibit 10.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-210821) filed on July 19, 2016.

10	.2#
Software Development Agreement, dated January 26, 2015 between Takniki Communications (India) and Arna Global LLC, incorporated herein by reference from Exhibit 10.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-210821) filed on July 19, 2016.

10	.3#
Letter Agreement, dated December 16, 2015, between Arna Global LLC and Sunalpha Green Technologies Private Limited, incorporated herein by reference from Exhibit 10.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-210821) filed on July 19, 2016.

10	.4#
Software Licensing Agreement, dated April 1, 2015, between Arna Global LLC and Sunalpha Green Technologies Private Limited, incorporated herein by reference from Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-210821) filed on April 18, 2016.

10	.5#
Agreement, dated October 5, 2015 between Sunalpha Green Technologies Private Limited and Indian Railway Catering and Tourism Corporation Limited, incorporated herein by reference from Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-210821) filed on April 18, 2016.

10	.6#
Note Purchase Agreement between TripBorn Inc. and the Investors party thereto, dated February 8, 2016, incorporated herein by reference from Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-210821) filed on April 18, 2016.

10	.7*#	TripBorn, Inc. 2016 Stock Incentive Plan, incorporated herein by reference from Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-210821) filed on April 18, 2016.
10	.8*#
Form of Nonqualified Stock Option Award Notice under the TripBorn, Inc. 2016 Stock Incentive Plan, incorporated herein by reference from Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (File No. 333-210821) filed on April 18, 2016.

10	.9*#
Consulting Agreement, effective May 24, 2016 between TripBorn, Inc. and LogiCore Strategies, LLC, incorporated herein by reference from Exhibit 10.9 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-210821) filed on July 19, 2016.

10	.10#
Software Development Agreement, dated September 23, 2016, between TripBorn, Inc. and Takniki Communications, incorporated herein by reference from Exhibit 10.4 to the Company’s quarterly report on Form 10-Q filed on September 26, 2016.

10	.11#
Application Programming Interface (API) Agreement, dated September 30, 2016, by and between Sunalpha Green Technologies Private Limited and the Indian Railway Catering and Tourism Corporation Limited, incorporated herein by reference from Exhibit 10.2 to the Company’s quarterly report on Form 10-Q filed on November 14, 2016.

10	.12#
10% convertible note, dated December 31, 2016 issued to Takniki Communications, incorporated herein by reference from Exhibit 10.1 to the Company’s quarterly report on Form 10-Q filed on February 14, 2017.

10	.13#
Form of Letter Agreement, dated July 14, 2017, amending the Note Purchase Agreement, dated February 2, 2016, by and between TripBorn, Inc. and the investors signatory thereto incorporated here and by reference from Exhibit 10.1 to the Company’s quarterly report on Form 10-Q (File No. 333-210821) filed on August 14, 2017.

21	#	List of Subsidiaries, incorporated herein by reference from Exhibit 21 to the Company’s Registration Statement on Form S-1(File No. 333-220381) filed on September 7, 2017.
23	.1#
Consent of Independent Registered Accounting Firm, incorporated herein by reference from Exhibit 23.1 to the Company’s Registration Statement on Form S-1(File No. 333-220381) filed on September 7, 2017.

23.2		Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1).

*          Indicates a management contract or compensatory plan, contract or arrangement.
#          Previously filed.